UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2013

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 228-0711

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2013, EPL Oil & Gas, Inc. (“EPL”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Nexen Petroleum Offshore U.S.A. Inc. (“Nexen”) relating to the purchase by EPL (the “Nexen Acquisition”) of certain shallow-water central Gulf of Mexico (“GOM”) shelf oil and natural gas assets for $70.4 million.

The assets to be acquired by EPL comprise the Eugene Island 258/259 field which consists of five leases, namely 254, 255, 257, 258 and 259, all at 100% working interest (the “EI Assets”).  The EI Assets are currently producing approximately 900 net barrels of oil equivalent (“boe”) per day, about 95% of which is oil.  EPL estimates the proved reserves as of the September 1, 2013 effective date consist of approximately 2.6 million boe of proved developed producing reserves, about 91% of which is oil. The estimated asset retirement obligation to be assumed and recorded on EPL’s balance sheet as a result of the Nexen Acquisition is expected to total approximately $27 million.

EPL intends to fund the Nexen Acquisition with borrowings under its senior secured credit facility.  The Company has recently worked with its lenders to expand the borrowing base under its senior secured credit facility from $425 million to $475 million, which maintains substantial liquidity for the Company. Currently EPL has $130 million outstanding under its revolving credit facility.

The closing of the transaction is subject to customary closing conditions and adjustments. The economic effective date is September 1, 2013, with closing expected in January 2014. EPL has submitted a 10 percent cash deposit to Nexen under the terms of the Purchase Agreement.

The foregoing description of the Purchase Agreement provides only a summary of the Purchase Agreement and the transactions contemplated thereunder, does not purport to be complete and is subject to and qualified in its entirety by, reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

On January 2, 2014, EPL issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by EPL under the Exchange Act or the Securities Act of 1933 (the “Securities Act”).

On January 6, 2014, EPL issued a press release announcing its initial capital budget and outlook for 2014. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Exchange Act, nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by EPL under the Exchange Act or the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Purchase Agreement dated December 31, 2013.***
99.1**	Press Release dated January 2, 2014 announcing execution of Purchase Agreement.
99.2**	Press Release dated January 6, 2014 announcing initial capital budget and outlook for 2014.

*	Filed herewith
**	Furnished herewith
***	The exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2014

EPL OIL & GAS, INC.

By:	/s/ David P. Cedro
David P. Cedro
Senior Vice President, Chief Accounting Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase Agreement dated December 31, 2013.***
99.1**	Press Release dated January 2, 2014 announcing execution of Purchase Agreement.
99.2**	Press Release dated January 6, 2014 announcing initial capital budget and outlook for 2014.

*	Filed herewith
**	Furnished herewith
***	The exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.